SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  May 1, 1996



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
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     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
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            (Registrant's telephone number, including area code)





Item 5.     Other Events.

On April 15, 1996, the Registrant's 56% owned subsidiary, Response Oncology, Inc. (Response), acquired (the Transaction) from unaffiliated individual sellers (the Sellers) 100% of the outstanding general partnership interests (the Acquired Interests) of Knoxville Hematology Oncology Associates, a Tennessee general partnership (the Acquired Business). The total consideration (the Purchase Price) for the Acquired Interests was $9 million, approximately $8,190,000 of which was paid in cash, approximately $150,000 was paid in the form of Response's unsecured interest-bearing promissory note due April 12, 1997 (the Note) and the balance being paid through assumption of approximately $660,000 of accounts payable and capital leases. The Note may, at the election of the holder, be paid in shares of common stock of Response (the Response Common Stock) based on a conversion price of $11.75 per share of Response's common stock. In addition, 80,000 stock purchase warrants (the Warrants) exercisable at $11.75 were issued as additional purchase price. The delivery of the Note, the warrants and the Response Common Stock potentially issuable by Response in full or partial satisfaction of the Note or upon exercise of the warrants have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

The Acquired Interests were purchased by Response directly from the Sellers, who constituted all of the partners of the Acquired Business. At the time of the Transaction, no Seller had a material relationship with Response. Upon consummation of the Transaction, 99% of the interests in the profits, losses and capital of the Acquired Business were owned by Response, with the remaining 1% being owned by a wholly owned subsidiary of Response. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

Simultaneous with the consummation of the Transaction, a newly-formed professional limited liability company wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the New PLLC) entered into a long-term management services agreement (the Service Agreement) with Response providing for the management by Response of the non-medical aspects of the practice thereafter conducted by the New PLLC. Pursuant to the Service Agreement, Response will manage the non-medical aspects of the New PLLC's business and will permit the New PLLC to use office space, equipment and other assets owned or leased by Response in exchange for an agreed-upon management fee.

The cash portion of the Purchase Price was provided from the proceeds of a $10 million loan from the Registrant to be used to finance acquisitions.
The loan has a maturity date of December 31, 1996, bears interest at the rate of prime plus 1%, is unsecured and, after August 1, 1996, is convertible at the option of the Registrant into shares of Response common stock at a conversion price equal to the market price of the common stock at the time of conversion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements:  none
         (b)  Pro Forma Financial Information:  none
         (c) Exhibits: Form of the following agreements filed with Response's current report on Form 8-K:

              99.1. Purchase and Sale Agreement by and among Response Oncology, Inc., Knoxville Hematology Oncology Associates and Partners of Knoxville Hematology Oncology Associates.

              99.2. Service Agreement between Response Oncology, Inc., Knoxville Hematology Oncology Associates, P.L.L.C. and Members of Knoxville Hematology Oncology Associates, P.L.L.C.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  May 1, 1996                    By:  /s/  Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary